Exhibit 4.1

NUMBER	UNITS CUSIP SEE REVERSE FOR CERTAIN DEFINITIONS

MODERN MEDIA ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE-HALF

OF ONE WARRANT, EACH WHOLE WARRANT ENTITLING THE

HOLDER TO PURCHASE ONE SHARE OF COMMON STOCK

This Certifies that	is the

registered holder of	Units

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of Modern Media Acquisition Corp. (the “Corporation”), and one-half (1/2) of one (1) warrant (the “Warrant”). Each whole Warrant entitles the holder to purchase one (1) share (subject to adjustment) of Common Stock for $11.50 per share (subject to adjustment). Only whole Warrants are exercisable. Each Warrant will become exercisable on the later of (i) thirty (30) days after the Corporation’s completion of a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses (each a “Business Combination”), and (ii) twelve (12) months from the closing of the Corporation’s initial public offering of the Units (the “Offering”), and will expire unless exercised before 5:00 p.m., New York City time, on the date that is five (5) years after the date on which the Corporation completes its initial Business Combination, or earlier upon the Corporation’s redemption or liquidation (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this Certificate are not transferable separately prior to                 , 2017, unless Macquarie Capital (USA) Inc. elects to allow separate trading earlier, subject to the Corporation’s filing of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission containing an audited balance sheet reflecting the Corporation’s receipt of the gross proceeds of the Offering and issuing of a press release announcing when separate trading will begin. No fractional Warrants will be issued upon separation of the Units. The terms of the Warrants are governed by a Warrant Agreement, dated as of                 , 2017, by and between the Corporation and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this Certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This Certificate is not valid unless countersigned by the Warrant Agent and registered by the Registrar.

This Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this          day of                      A.D.            .

Secretary	[Corporate Seal]	President

MODERN MEDIA ACQUISITION CORP.

The Corporation will furnish without charge to each unitholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.

The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities acts, and cannot be sold or transferred unless (i) a Registration Statement under the Securities Act of 1933, as amended, is then in effect with respect to the securities represented hereby; or (ii) a written opinion from legal counsel for the issuer is obtained to the effect that an exemption from registration under the Securities Act of 1933, as amended, is available with respect to the proposed sale or transfer and that no such registration is required; or (iii) a no-action letter or its then equivalent with respect to such sale or transfer has been issued by the Staff of the Securities and Exchange Commission.

The securities represented by this Certificate have not been registered under the Delaware Securities Act, as amended, in reliance upon the exemption from registration contained in Section 7309 thereof, or the securities laws of any other state or jurisdiction, and said securities cannot be sold or transferred unless (i) a written opinion from legal counsel for the issuer is obtained to the effect that the proposed sale or transfer is exempt under the Delaware Securities Act, as amended, or would otherwise comply with said Act; or (ii) a Registration Statement under the Delaware Securities Act, as amended, is then in effect in respect to the securities represented hereby.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian
TEN ENT	—	as tenants by the entireties		(Cust) (Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors

Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                     hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES) OF ASSIGNEE(S))

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

In the presence of

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

In each case, as more fully described in the Corporation’s final prospectus dated                 , 2017, the holder(s) of this Certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Corporation’s Offering of Units, each such Unit consisting of one share of Common Stock (and, with respect to the Common Stock included in the Units, the “Offering Shares”) and one-half of one Warrant, only in the event that (i) the holder(s) seek(s) to redeem for cash his, her or its respective Offering Shares in connection with a tender offer (or proxy solicitation, solely in the event the Corporation seeks stockholder approval of the proposed initial Business Combination) setting forth the details of a proposed initial Business Combination; (ii) the Corporation redeems the Offering Shares and liquidates because it is unable to complete an initial Business Combination by                 , 2019 or (iii) the Corporation redeems the Offering Shares in connection with a stockholder vote to amend the Corporation’s second amended and restated Certificate of incorporation to modify the substance and timing of the Corporation’s obligation to redeem 100% of the Offering Shares if it does not consummate an initial Business Combination by                 , 2019. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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